SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2015

Xenetic Biosciences, Inc.
(Exact name of registrant as specified in its charter)

NV	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue Suite 230, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-778-7720

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 6, 2015, the Board of Directors of the Company approved 10 separate grants of options to purchase shares of the Company’s common. The options were issued under the Company 2014 Equity Incentive Plan and were for a total of 14,800,000 shares, of which 9,500,000 went to directors and officers of the Company. The options were for a period of 10 years with an exercise price of $0.42, fair market value as of the date of the grant. The options are subject to vesting schedules and other terms as provided in the individual option grants. The foregoing is only a brief description of the material terms of the option agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ M. Scott Maguire

M. Scott Maguire
Chief Executive Officer

Date: September 11, 2015

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